UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/28/2008

JMP Group Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-33448

Delaware (State or other jurisdiction of incorporation)	20-1450327 (IRS Employer Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

JMP Group Inc. (the “Company”) previously filed a Current Report on Form 8-K filed dated January 25, 2008 (the “Initial Report”) to report the acquisition by it and certain affiliates of 1,000,000 shares of Series A Cumulative Redeemable Preferred Stock of New York Mortgage Trust, Inc. (the “Issuer”). The Initial Report indicated that the financial statements and pro forma financial information required by Item 9.01 of Form 8-K will be filed in an amended Form 8-K within 71 calendar days after the date of the Initial Report. The Company has determined that such financial statements and pro forma financial information are not required to be filed by Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(a) This report amends the Initial Report to provide that no financial statements of the Issuer are required to be filed pursuant to Item 9.01(a) of Form 8-K with respect to the transaction reported.

(b) This report amends the Initial Report to provide that no pro-forma financial information is required to be filed pursuant to Article 11 of Regulation S-X with respect to the transaction reported.

All other items of the Initial Report are unchanged and are incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: March 28, 2008	By:	/s/ Thomas Kilian
Thomas Kilian
Chief Financial Officer